SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2006

Sharper Image Corporation
(Exact Name of Registrant
as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15827		94-2493558
(Commission File Number)		(IRS Employer Identification No.)

350 The Embarcadero, 6th Floor
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      Sharper Image Corporation (the “Company”) has adopted an executive severance policy dated October 12, 2006. The Compensation Committee of the Board of Directors has approved the severance policy. Under the terms of the policy, if executive officers are involuntarily terminated without cause, they may be eligible to receive up to nine months of base pay and health benefits (or less if they become employed by another company during the nine-month period following termination), in exchange for signing a general release of claims against the Company. The policy was adopted as part of the Company’s ongoing review of compensation practices and not in contemplation of any specific actions. The Company reserves the right to amend, modify or terminate the policy or any portion of it at any time, and for any reason.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

By:	/s/ Jeffrey P. Forgan

	Name:	Jeffrey P. Forgan
	Title:	Executive Vice President, Chief Financial Officer

Dated: October 18, 2006